UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2024

Silvaco Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42043	27-1503712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Silvaco Group Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SVCO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 24, 2024, Silvaco Group, Inc. (the “Company”) issued a press release announcing that a jury verdict was entered on July 23, 2024 in the previously disclosed matter of Silvaco, Inc. v. Ole Christian Andersen et al (Case No. 20CV374355) relating to the acquisition of Nangate Denmark ApS (“Nangate”) by the Company’s prior management team in 2018 (the “Nangate Litigation”), after a trial in the Superior Court of the State of California, in favor of the plaintiff shareholders of Nangate, and against a subsidiary of the Company and other parties including Ms. Katherine S. Ngai-Pesic, the chair of the Company’s board of directors. The jury awarded the shareholders of Nangate an aggregate amount of $11.3 million on the claims of breach of contract. This amount does not include potential statutory prejudgment interest in an estimated amount of up to $4.2 million. Further, punitive damages relating to the claims of fraud will be considered at a hearing expected to be held on August 16, 2024. Punitive damages, if any, would be payable by the Company only to the extent they are above the amount awarded in connection with the breach of contract claim. While the Company respects the jury’s decision and intends to abide by any final rulings or judgments, it is also exploring all options, including the possibility of post-trial motions and appeals. While the Company is still assessing the impact of the verdict in the Nangate Litigation on the Company’s business, results of operations, and financial condition, the Company believes its core operations of providing TCAD, EDA software and SIP solutions will not be materially affected. The Company remains committed to resolving this matter and maintaining its focus on serving its customers.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about the Company’s estimates, expectations, beliefs, intentions, plans or strategies for the future (including possible future results of operations, profitability, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as: “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Current Report, the Company cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Company’s expectations concerning the impact to the Company’s financial condition and prospects caused by the verdict in the Nangate Litigation; any potential post-trial motions and appeal of the verdict; any additional litigation that may result from the Nangate Litigation; the Company’s disagreement with the verdict; and the Company’s intention to challenge the judgment. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks and uncertainties. These risks and uncertainties include any adverse outcomes of any motions or appeals against us, and other risks and uncertainties, including those more fully described in the Company’s latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release dated July 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVACO GROUP, INC.

Date: July 24, 2024	By:	/s/ Babak Taheri
Dr. Babak Taheri
Chief Executive Officer